ALLIANCEBERNSTEIN LARGE CAP GROWTH FUND, INC.

                             ARTICLES SUPPLEMENTARY

     AllianceBernstein Large Cap Growth Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

     FIRST: The Board of Directors of the Corporation hereby reclassifies the 24,000,000,000 of shares of capital stock that the Corporation has authority to issue by as 3,000,000,000 shares of the Class A Common Stock, 6,000,000,000 shares of the Class B Common Stock, 3,000,000,000 shares of the Class C Common Stock, 3,000,000,000 shares of the Advisor Class Common Stock, 3,000,000,000 shares of the Class R Common Stock, 3,000,000,000 shares of the Class K Common Stock and 3,000,000,000 shares of the Class I Common Stock.

     SECOND: A. Immediately before the reclassification of the shares of capital stock that the Corporation has authority to issue provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 24,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $24,000,000, classified as follows:


   Class A           Class B-1       Class B-2        Class C        Advisor Class        Class R        Class K         Class I
 Common Stock       Common Stock    Common Stock   Common Stock      Common Stock      Common Stock    Common Stock   Common Stock
 ------------       ------------    ------------   ------------      ------------      ------------    ------------   ------------
  3,000,000,000    3,000,000,000   3,000,000,000   3,000,000,000     3,000,000,000     3,000,000,000  3,000,000,000   3,000,000,000


     B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 24,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $24,000,000, classified as follows:

   Class A           Class B         Class C         Advisor Class        Class R        Class K        Class I
 Common Stock       Common Stock   Common Stock      Common Stock      Common Stock   Common Stock    Common Stock
 ------------       ------------   ------------      ------------      ------------   ------------    ------------
  3,000,000,000    6,000,000,000   3,000,000,000      3,000,000,000     3,000,000,000  3,000,000,000  3,000,000,000


     THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FOURTH: The total number of shares that the Corporation has authority to issue has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     FIFTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Charter.

     IN WITNESS WHEREOF, AllianceBernstein Large Cap Growth Fund, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and attested by Nancy E. Hay, Assistant Secretary of the Corporation, this 22nd day of September, 2008. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                   AllianceBernstein Large Cap Growth Fund, Inc.


                                   By: /s/ Marc O. Mayer
                                       -----------------
                                       Marc O. Mayer
                                       President

ATTEST:


/s/ Nancy E. Hay
----------------
Nancy E. Hay
Assistant Secretary


SK 99999 0100 926440